Pricing Supplement No.             c05-0621
	Pricing Supplement Dated:          June 21, 2005
	Rule 424(b)(3)
	File No.                           333-122925

	(To Prospectus Supplement Dated June 1, 2005
	and Prospectus Dated May 3, 2005)

	$5,000,000,000
	Citigroup Funding Inc.
	Retail Medium-Term Notes, Series C
	Due Nine Months or More From Date of Issue

	Trade Date:                        June 21, 2005
	Issue Date:                        June 24, 2005
	Settlement Date:                   June 24, 2005
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             1730T3AA1
	Aggregate Principal Amount:        USD 419,000.00
	Price to Public:                   100%
	Concession:                        0.4000%
	Net Proceeds to Issuer:            USD 417,324.00
	Interest Rate (per annum):         3.8000%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Semiannual
	First Interest Payment Date:       December 15, 2005
	Maturity Date:                     June 15, 2007
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Not Callable

	--------------------------------------------------------------

	CUSIP:                             1730T3AB9
	Aggregate Principal Amount:        USD 1,220,000.00
	Price to Public:                   100%
	Concession:                        2.0000%
	Net Proceeds to Issuer:            USD 1,195,600.00
	Interest Rate (per annum):         5.0000%
	Coupon Type:                       STEP-UP
	Interest Payment Frequency:        Semiannual
	First Interest Payment Date:       December 15, 2005
	Maturity Date:                     June 15, 2020
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

	Other Info	Initial coupon: 5.000%; Step-ups: 5.300% on
	          	06/15/2010; 5.650% on 06/15/2015

	--------------------------------------------------------------

	CUSIP:                             1730T3AC7
	Aggregate Principal Amount:        USD 3,581,000.00
	Price to Public:                   100%
	Concession:                        2.5000%
	Net Proceeds to Issuer:            USD 3,491,475.00
	Interest Rate (per annum):         5.2500%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Semiannual
	First Interest Payment Date:       December 15, 2005
	Maturity Date:                     June 15, 2025
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.